SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                FORM 8-K/A
           (AMENDMENT NO. 1 TO FORM 8 - K FILED AUGUST 18, 2000)
                              CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  AUGUST 3,  2000



                            TXU EUROPE LIMITED
          (Exact name of registrant as specified in its charter)



     ENGLAND AND WALES           001-15709             98-0188080



      (State or other       (Commission File Number)  (I.R.S. Employer
jurisdiction of incorporation)                     Identification No.)




       THE ADELPHI, 1-11 JOHN ADAM STREET, LONDON, ENGLAND WC2N 6HT (Address of principal executive offices, including zip code)
    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE -44-207-879-8081

                           AMENDMENT NO. 1
     TXU Europe Limited (TXU Europe) hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated August 3, 2000 and filed August 18, 2000, as set forth in the pages attached hereto:

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired

         Audited Financial Statements of Norweb Energi as of March 31, 2000 and for the Year Ended March 31, 2000 and Unaudited Financial Statements as of June 30, 2000 and for the Three Months Ended June 30, 2000


           Statement of Directors' Responsibilities
           Report of Independent Auditors
           Statement of Revenues and Direct Expenses for the Year Ended
             March 31, 2000
           Net Assets Acquired as of March 31, 2000
           Notes to Financial Statements
           Unaudited Statement of Revenues and Direct Expenses for the Three
             Months Ended June 30, 2000
           Unaudited Net Assets Acquired as of June 30, 2000

     (b) Pro Forma Financial Information

         Pro Forma Unaudited Condensed Consolidated Financial Statements of
           TXU Europe Limited

           Statement of Income for the Year Ended December 31, 1999 Statement of Income for the Six Months Ended June 30, 2000 Balance Sheet as of June 30, 2000
           Notes to Pro Forma Financial Statements

                     FORWARD-LOOKING STATEMENTS

     This report and other presentations made by TXU Europe contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Although TXU Europe believes that in making any such statement its expectations are based on reasonable assumptions, any such statement involves uncertainties and is qualified in its entirety by reference to factors contained in the Forward-Looking Statements sections of
Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU Europe's Annual Report on Form 10-K for the year ended December 31, 1999 and of Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU Europe's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, that could cause the actual results of TXU Europe to differ materially from those projected in such forward-looking statements.

     Any forward-looking statement speaks only as of the date on which such statement is made. TXU Europe does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time. It is not possible for TXU Europe to predict all of such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Index To Financial Information
                                                                 PAGE

Item 7(a) Financial Statements of Businesses Acquired

Financial Statements of Norweb Energi:

    Statement of Directors' Responsibilities . . . . . . . . . .   5

    Report of Independent Auditors . . . . . . . . . . . . . . .   6

    Statement of Revenues and Direct Expenses for the Year
      Ended March 31, 2000  . . . . . . . . . . . . . . . . . . .  7

    Net Assets Acquired as of March 31, 2000  . . . . . . . . . .  8

    Notes to the Financial Statements. . . . . . . . . . . . . .   9

    Unaudited Statement of Revenues and Direct Expenses
      for the Three Months Ended June 30, 2000. . . . . . . . . .  15

    Unaudited Net Assets Acquired as of June 30, 2000 . . . . . .  16


Item 7(b) Pro Forma Financial Information

Unaudited Pro Forma Financial Information of TXU Europe Limited:

    Unaudited Condensed Consolidated Pro Forma Balance Sheet
      as of June 30, 2000  . . . . . . . . . . . . . . . . .  . .  19

    Unaudited Condensed Consolidated Pro Forma Statement
      of Income for the Year Ended December 31, 1999  . . . . . .  20

    Unaudited Condensed Consolidated Pro Forma Statement
      of Income for the Six Months Ended June 30, 2000. . . . . .  21

    Notes to Unaudited Condensed Consolidated Pro Forma
      Financial Statements. . . . . . . . . . . . . . . . . . . .  22

    Unaudited Pro Forma Financial Information of Norweb Energi
      for the Six Months Ended June 30, 2000. . . . . . . . . . .  25

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements of Businesses Acquired

          On August 3, 2000, TXU Europe announced its unconditional purchase, through its subsidiary TXU Europe Group plc, of United Utilities plc's retail energy supply business, Norweb Energi (a division of Norweb plc). Norweb Energi's business is the supply of electricity and gas to industrial, commercial and residential customers, predominantly in the Northwest of England. As of June 30, 2000, Norweb Energi had 1.8 million electricity and
0.4 million gas customer accounts. Norweb Energi engages in electricity and gas trading activities to help meet its supply requirements.

          Also on August 3, 2000, TXU Europe announced that its subsidiary, Eastern Energy Limited, had contracted its customer services functions to Vertex Data Science Limited, United Utilities plc's customer services business, for seven years.

          Within the United Utilities group, Norweb Energi operated as one of a number of divisions of Norweb plc, a single statutory legal entity. Therefore, these financial statements represent an extraction of the results of this division from the financial statements of Norweb plc as a whole. The financial statements have been prepared as if the extraction had occurred in the earliest period presented.

          The financial statements do not include the assets, liabilities and results of operations of Norweb plc which were not purchased by TXU Europe Group plc. In preparing Norweb Energi's financial statements, management was required to exercise its judgment in allocating expenses incurred by United Utilities plc in connection with the operations of Norweb Energi. Management believes that methods and criteria used in this allocation are equitable and provide a reasonable estimate of the expenses attributable to Norweb Energi. However, management believes that it is not practical to estimate what the historical stand-alone expenses would have been for Norweb Energi, and therefore these financial statements will not necessarily be indicative of what the financial position or results of operations would have been had Norweb Energi been an independent company during the periods presented.

          The following financial statements for Norweb Energi have been prepared in accordance with generally accepted accounting principles of the United Kingdom (UK GAAP) as if Norweb Energi existed as a separate reporting entity for the relevant financial periods. A summary of the significant differences between UK GAAP and accounting principles generally accepted in the United States of America (US GAAP), as they relate to the financial statements of Norweb Energi, is set forth in Note 14 to Norweb Energi's financial statements.

     STATEMENT OF DIRECTORS' RESPONSIBILITIES

    The following financial statements of Norweb Energi have been prepared by the Directors of TXU Europe Limited for the purpose of filing relevant inancial information with the United States Securities and Exchange Commission. These financial statements have been prepared so as to present fairly the assets, liabilities, revenues and costs of Norweb Energi, under generally accepted accounting principles of the United Kingdom (UK GAAP) as at the end of the financial period, as if Norweb Energi had existed as a separate reporting entity. As explained in the notes to the financial statements, Norweb Energi did not exist as a statutory entity for the periods reported and, as a consequence, certain information normally included in a full set of United Kingdom statutory financial statements has, necessarily, not been presented in these statements. The information not presented relates in particular to share capital and reserves, the directors of the company and their remuneration and interests and company secretarial and governance matters, since there were no shares in issue, no directors and no separate company secretarial and governance arrangements.

     The Directors of TXU Europe Limited consider that, in preparing the financial statements, appropriate accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates, have been used and that all accounting standards which they consider to be applicable have been followed. The financial statements have been prepared on the going concern basis, it being the belief of the Directors of TXU Europe that it is appropriate so to do.

REPORT OF INDEPENDENT AUDITORS

To the Directors of TXU Europe Limited

We have audited the accompanying Net Assets Acquired on page 8 of Norweb Energi as of March 31, 2000, and the related Statement of Revenues and Direct Expenses on page 7 for the year then ended, all expressed in pounds sterling.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

These financial statements are the responsibility of the TXU Europe Limited Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

BASIS OF OPINION

We conducted our audit in accordance with auditing standards issued by acknowledged auditing bodies in the United Kingdom and the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also involves assessing the accounting principles used and significant estimates made by the Directors, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norweb Energi as of March 31, 2000, and of its profit for the year then ended, in conformity with the appropriate application of accounting principles generally accepted in the United Kingdom.



Deloitte & Touche
Chartered Accountants and Registered Auditors
Hill House
1 Little New Street
London EC4A 3TR
England
16 October 2000

NORWEB ENERGI
STATEMENT OF REVENUES AND DIRECT EXPENSES FOR THE YEAR ENDED MARCH  31, 2000

                                         NOTE     YEAR ENDED
                                                   MARCH 31,
                                                     2000


                                                    pound
                                                  sterling million


Turnover. . . . . . . . . . . . . . . .    1         1,097.6

Cost of sales . . . . . . . . . . . . .               (975.0)
                                                     --------

Gross profit. . . . . . . . . . . . . .                122.6


Operating costs . . . . . . . . . . . .                (72.2)
                                                     --------

Profit on ordinary activities
before interest and taxation  . . . . .    3            50.4

Interest income . . . . . . . . . . . .                  3.4
                                                     --------
Profit on ordinary activities
before taxation . . . . . . . . . . . .                 53.8

Taxation on profit on ordinary
activities. . . . . . . . . . . . . . .     4          (18.2)
                                                     --------

Profit for the financial year . . . . .                 35.6
                                                     ========

[FN]
SEE NOTES TO FINANCIAL STATEMENTS



There are no recognised gains or losses other than the profit shown above, which is in respect of continuing operations.

NORWEB ENERGI
NET ASSETS ACQUIRED AS OF MARCH  31, 2000


                                       NOTE     March 31, 2000


                                                  pound
                                                sterling million


Fixed assets . . . . . . . . . . . . . .  5           3.2
                                                  --------

Current assets

   Stock (inventory) . . . . . . . . . .  6           1.4

   Debtors (receivables falling
     due within one year) and
     other current assets  . . . . . . .  7         159.4
                                                  --------


Total current assets . . . . . . . . . .            160.8


   Creditors (amounts falling due
     within one year)  and
     other current liabilities . . . . .  8        (128.4)
                                                  --------

Net current assets . . . . . . . . . . .             32.4


Total assets less current liabilities. .             35.6
                                                  --------

Net assets . . . . . . . . . . . . . . .             35.6
                                                  ========


Reserves

Profit and loss account. . . . . . . . .  9          35.6
                                                  --------

Net assets acquired. . . . . . . . . . .             35.6
                                                  ========

[FN]
SEE NOTES TO FINANCIAL STATEMENTS

These accounts were completed solely for the purpose of the Form 8-K submission of TXU Europe Limited dated
October 16,  2000 and approved for that purpose by:


Scott  R. J. Longhurst
Principal Accounting Officer

NORWEB ENERGI
NOTES TO THE FINANCIAL STATEMENTS
YEAR TO MARCH 31, 2000


Principal Activities

Norweb Energi are suppliers of electricity and gas to 2.2 million residential, industrial and commercial customer accounts, predominately in the Northwest of England. Its customer services functions have been outsourced to Vertex Data Science Limited, a subsidiary of United Utilities plc.

1. Accounting policies

The financial statements, comprising Net Assets Acquired and Statement of Revenues and Direct Expenses, have been prepared under the historical cost accounting convention and in accordance with generally accepted accounting principles of the United Kingdom (UK GAAP).

(a) Basis of preparation

The following financial statements for Norweb Energi have been prepared by applying UK GAAP as if Norweb Energi had existed as a separate legal reporting entity for the relevant financial year. As it was not a separate entity, no comparative figures are provided.

Within United Utilities plc, Norweb Energi operated as one of a number of divisions of Norweb plc, a single statutory legal entity. These financial statements therefore represent an extraction of the results of this division from the financial statements of Norweb plc as a whole. As a division rather than a legal entity, Norweb Energi did not have certain of the features of a separate legal entity which would normally result in information being reported or presented in a standard set of UK statutory financial statements. The information not presented relates in particular to share capital and reserves, the directors of the company and their remuneration and interests and company secretarial and governance matters, since there were no shares in issue, no directors and no separate company secretarial and governance arrangements.

Since Norweb Energi operated as a wholly-owned business within the United Utilities group, relevant exemptions for the presentation of certain
information have been used in preparing the financial statements.   These are
noted where appropriate.

The financial statements presented herein for Norweb Energi are not necessarily indicative of the financial statements that would have been prepared if Norweb Energi had been a separate legal reporting entity for the relevant periods.

The preparation of financial statements in conformity with UK GAAP requires management to make estimates and assumptions about the business which could subsequently be revised and generate actual results which may differ from results included in the financial statements prepared on the basis of those estimates and assumptions at the reporting date.

(b) Turnover

Turnover represents the value of the electricity and gas sold during the year, including an estimate of the sales value of units supplied to customers between the date of the last meter reading and the year end, exclusive of value added tax, but inclusive of the fossil fuel levy.

(c ) Fixed assets and depreciation

Tangible fixed assets are stated at cost less accumulated depreciation. The charge for depreciation is calculated to write off assets over their estimated useful economic lives, generally 5 to 10 years, on a straight line basis. Fixed assets are periodically evaluated for impairment.

(d) Stock (Inventory)

Stock is valued at the lower of cost or net realizable value.

(e) Taxation

The basis of the tax charge reported in the Statement of Revenues and Direct Expenses is set out in Note 4 to these financial statements.

Deferred taxation arises in respect of items where there is a timing difference between their treatment for accounting purposes and their treatment for taxation purposes. Provision for deferred taxation, using the liability method, is made to the extent that it is probable that the liability will be realized in the foreseeable future. Deferred tax assets are recognized only if recovery is reasonably certain.

(f) Pension costs

A majority of the employees working for Norweb Energi participate in pension schemes in the United Kingdom whose assets are held in separate funds administered by trustees. The two major schemes are defined benefit schemes, namely the United Utilities Pension Scheme (UUPS) and the Electricity Supply Pension Scheme (ESPS).

Contributions to pension schemes are charged to the profit and loss account so as to spread the cost of pensions over employees' anticipated working lives. Variations in pension cost, which are identified as a result of actuarial valuations, are similarly amortized over the average expected remaining working lives of employees. Differences between the amount funded and the amounts charged to profit and loss account are treated as either provisions for liabilities and charges or prepayments in the Net Assets Acquired.

The last actuarial valuations on the two schemes were carried out as at March 31, 1998 by a qualified, independent actuary. The combined market value of the assets of the two schemes at the valuation date exceeded the value of the accrued benefits to the members of the schemes after allowing for expected future earnings increases.


2.  Directors and employees

The average number of people working for Norweb Energi during the year was
302. Norweb Energi had no directors. The aggregate remuneration of employees comprised:

                                                       March 31,
                                                         2000
                                                         pound
                                                    sterling million

Wages and salaries . . . . . . . . . . . . . . .          9.3

Social security costs  . . . . . . . . . . . . .          0.3

Other pension costs  . . . . . . . . . . . . . .          0.7
                                                      --------
                                                         10.3
                                                      ========

3.  Profit on ordinary activities before interest and taxation

The operating profit on ordinary activities is stated after charging:


                                                 March 31, 2000
                                                      pound
                                                 sterling million

Employment costs (Note 2). . . . . . . . . . . .        10.3

Depreciation . . . . . . . . . . . . . . . . . .         0.6



4.  Taxation

As a division of Norweb plc, Norweb Energi was not subject to taxation as a stand alone entity for the period reported. The tax charge reported in the Statement of Revenues and Direct Expenses has been calculated by reference to the profits of Norweb Energi as presented in the financial statements, as adjusted for known differences between treatment of items for book and tax purposes, as follows:

                                                    March 31, 2000
                                                         pound
                                                    sterling million

Profit before tax. . . . . . . . . . . . . . . . . .      53.8

Less capital allowances in excess of depreciation. .      (0.2)

Plus non-deductible expenses . . . . . . . . . . . .       7.2
                                                       ---------

Taxable profits. . . . . . . . . . . . . . . . . . .      60.8
                                                       =========

Tax at standard corporate tax rate . . . . . . . . .      18.2
                                                       =========

This calculation does not take into account the actual or potential effects of the inclusion of Norweb Energi within Norweb plc or the United Utilities group since these amounts cannot be determined. There is no unprovided deferred tax.

5.  FIXED ASSETS

                                         Fixtures,
                                         Fittings,
                                          Tools &      Assets under
                                         Equipment     Construction      Totals

                                           pound           pound          pound
                                         sterling        sterling        sterling
                                          million         million        million
Cost

Extracted assets as of April 1, 1999 .     1.0            0.3             1.3

Additions. . . . . . . . . . . . . . .      2.1            0.9             3.0
                                         --------       ---------       ---------
As of March 31, 2000 . . . . . . . . .      3.1            1.2             4.3
                                         --------       ---------       ---------


Accumulated depreciation

Extracted assets as of April 1, 1999 .      0.5              -             0.5

Depreciation charge for the year . . .      0.6              -             0.6
                                         --------       ---------       ---------
As of March 31, 2000 . . . . . . . . .      1.1              -             1.1
                                         --------       ---------       ---------
NET BOOK VALUE AS OF MARCH 31, 2000. .      2.0            1.2             3.2
                                         ========       =========       =========

6.  Stock (inventory)


                                                    March 31, 2000
                                                        pound
                                                    sterling million


Raw materials and consumables . . . . . . . . . . .      1.4
                                                     =========



7.  Debtors (receivables falling due within one year) and other current assets

                                                    March 31, 2000
                                                        pound
                                                    sterling million

Trade debtors . . . . . . . . . . . . . . . . . . .     28.9

Prepayments and accrued income  . . . . . . . . . .    130.5
                                                     --------

                                                       159.4
                                                     ========

8. Creditors (amounts falling due within one year) and other current liabilities


                                                    March 31, 2000
                                                        pound
                                                    sterling million

Trade creditors. . . . . . . . . . . . . . . . . .      91.1

Accruals . . . . . . . . . . . . . . . . . . . . .       9.1

Other creditors. . . . . . . . . . . . . . . . . .      10.0

Taxation . . . . . . . . . . . . . . . . . . . . .      18.2
                                                    ---------

                                                       128.4
                                                    ==========


9. Cash flows

Cash from operating activities was affected by purchases of electricity and gas and the related sales to residential, industrial and commercial customers. Payments of approximately £72.2 million were made for the outsourcing of the customer services functions, wages and salaries and related remuneration, administrative and other expenses. Interest income of £3.4 million (net) related to interest earned on balances invested by United Utilities plc.

Cash from investing activities decreased by £3 million largely due to capital expenditures related to the relocation of office space and purchases of fixtures, fittings tools and equipment.


10. Profit and loss account

                                                 March 31, 2000
                                                     pound
                                                 sterling million

Retained profit for the year. . . . . . . . . .       35.6
                                                    --------
Balance as of March 31, 2000  . . . . . . . . .       35.6
                                                    ========


11.   Contingent liabilities and commitments

As of March 31, 2000, Norweb Energi had two long-term power purchase agreements in place with the following annual commitments to purchase:

    (1) 1.8 terrawatt hours (TWh) from Lakeland Power Limited through November 2006. For the year ended March 31, 2000, the notional gross costs under the Roosecote PSA were pound 53.8 million and pool receipts were pound 42.9 million.

    (2) 3.5 TWh from Keadby Power Station through June 2011. For the year ended March 31, 2000, the gross costs of the Keadby contracts for differences were pound 93.5 million and pool receipts were pound
        81.6 million.

12.   Related party transactions

Norweb Energi was within the ownership of United Utilities plc and, as permitted by Financial Reporting Standard 8 "Related Party Disclosures", transactions with other entities in the United Utilities group are not disclosed.

13.  Subsequent event

On April 1, 2000, Norweb Energi entered into a contract with Vertex Data Science Limited, United Utilities plc's customer services business, to manage Norweb Energi's customer services operation. The term of the contract is until March 31, 2007, with an option to extend for an additional three years. The charges levied under the contract are based primarily on the number of customers existing at any point in time.

On August 3, 2000, Norweb Energi was acquired by TXU Europe Group plc.

14.  Differences between UK GAAP and US GAAP

The financial statements presented above have been prepared in accordance with UK GAAP which differs in certain respects from accounting principles generally accepted in the United States of America (US GAAP). The following is a summary of the principal differences between UK GAAP and US GAAP that are significant to Norweb Energi. While this is not a comprehensive listing of all the differences between UK GAAP and US GAAP, any omissions are not considered to have a significant effect on the profit or net assets of Norweb Energi.

Pensions - Under both UK GAAP and US GAAP, the cost of providing pension benefits under the defined benefit schemes is charged to the profit and loss account over the employees' service lives. US GAAP requires that the projected benefit obligations be matched against the fair value of the scheme's assets and that adjustments be made to reflect any unrecognized obligations or assets in determining the pension cost or credit for the year. Taxation - Under UK GAAP, deferred tax is provided using the liability method for all timing differences to the extent that it is probable that the liability will be realized in the foreseeable future. US GAAP require deferred taxation to be provided in full, using the liability method on all temporary differences between the tax and book bases of assets and liabilities. Under US GAAP, valuation allowances with respect to deferred tax assets are provided when it is considered more likely than not that all or a portion of the deferred tax assets will not be realized.

UNAUDITED FINANCIAL INFORMATION OF NORWEB ENERGI FOR THE THREE MONTHS ENDED JUNE 30, 2000

NORWEB ENERGI UNAUDITED FINANCIAL STATEMENTS

STATEMENT OF REVENUES AND DIRECT EXPENSES FOR THE THREE MONTHS
ENDED JUNE 30, 2000

                                               THREE MONTHS
                                              ENDED JUNE 30,
                                                   2000



                                                   pound
                                              sterling million


Turnover. . . . . . . . . . . . . . . . . . .      210.4

Cost of sales . . . . . . . . . . . . . . . .     (167.7)
                                                 --------
Gross profit  . . . . . . . . . . . . . . . .       42.7

Operating costs . . . . . . . . . . . . . . .      (23.0)
                                                 --------
Profit on ordinary activities before interest
and taxation  . . . . . . . . . . . . . . . .       19.7

Interest income . . . . . . . . . . . . . . .        0.9
                                                 --------
Profit on ordinary activities before taxation       20.6

Taxation on profit on ordinary activities . .       (6.3)
                                                 --------

Profit for the financial period . . . . . . .       14.3
                                                 ========

[FN]
There are no recognised gains or losses other than the profit shown above, which is in respect of continuing operations.

NORWEB ENERGI UNAUDITED FINANCIAL STATEMENTS

NET ASSETS ACQUIRED AS OF JUNE 30,  2000


                                                    JUNE 30, 2000

                                                        pound
                                                    sterling million


Fixed assets . . . . . . . . . . . . . . . . . . .         5.0
                                                      ---------

Current assets

  Stock (inventory). . . . . . . . . . . . . . . .         1.1

  Debtors (receivables falling due within
    one year) and other current assets . . . . . .       136.1
                                                      ---------


Total current assets . . . . . . . . . . . . . . .       137.2

  Creditors (amounts falling due within one year).       (92.3)
                                                      ---------

Net current assets . . . . . . . . . . . . . . . .        44.9

Total assets less current liabilities. . . . . . .        49.9
                                                      ---------

Net assets . . . . . . . . . . . . . . . . . . . .        49.9
                                                      =========


Reserves

Profit and loss account. . . . . . . . . . . . . .        49.9
                                                      ---------

Net assets acquired. . . . . . . . . . . . . . . .        49.9
                                                      =========

The unaudited Net Assets Acquired as of June 30, 2000 and unaudited Statement of Revenues and Direct Expenses for the three months ended June 30, 2000 of Norweb Energi have been prepared on the same basis as the audited financial statements of Norweb Energi as of and for the year ended March 31, 2000. Certain information and footnote disclosures normally included in audited annual financial statements have been omitted.

These accounts were completed solely for the purpose of the Form 8-K submission of TXU Europe Limited dated October 16, 2000 and approved for that purpose by:


Scott R. J. Longhurst
Principal Accounting Officer

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information

        PRO FORMA FINANCIAL INFORMATION OF TXU EUROPE LIMITED

     On August 3, 2000, TXU Europe Limited (TXU Europe) announced its unconditional purchase, through its subsidiary TXU Europe Group plc (TXU Europe Group), of United Utilities plc's retail energy supply business, Norweb Energi (a division of Norweb plc) for total consideration, including direct costs of the acquisition, of pound 352.8 million. The transaction also includes the assumption of certain of Norweb Energi's obligations, including its power purchase agreements, which will be integrated into TXU Europe's energy portfolio. Some of these agreements provide for purchases of power by TXU Europe at prices that are currently above market.

      The agreement for the purchase of Norweb Energi includes the eventual transfer of the current Norweb plc Public Energy Supply (PES) license-area customers (franchise or "in area" customers) and the transfer of Norweb plc's interest in two power purchase agreements to TXU Europe Group plc. TXU Europe expects contracts with Norweb plc PES customers to be in place under the Utilities Bill in early 2001. Meanwhile, Norweb plc's economic interest in the franchise customers and power purchase agreements are effectively passed to Eastern Energy Limited (Eastern Energy), a subsidiary of TXU Europe, through an agency agreement. All of Norweb plc's "out-of-area" electricity and all gas customers were transferred to TXU Europe Group on August 3, 2000.

     The effective date of the acquisition for accounting purposes is August 3, 2000. The acquisition is a purchase for accounting purposes. The purchase accounting adjustments contained herein are preliminary and represent estimates based on information available to TXU Europe at this time. The preliminary adjustments are subject to revisions as additional information about the fair value of the assets acquired, liabilities assumed and contingencies existing at the acquisition date become known. The final determination of the purchase accounting adjustments requires additional information and analysis, which is ongoing and is expected to be completed within one year of the acquisition date.

    The financial statements of Norweb Energi have been prepared on a UK GAAP basis. Certain reclassifications have been made to Norweb Energi's financial statements to conform to TXU Europe's presentation.

          The unaudited condensed consolidated pro forma balance sheet as of June 30, 2000 combines the balance sheet of TXU Europe as of June 30, 2000 with the Net Assets Acquired of Norweb Energi as of that date. The unaudited condensed consolidated pro forma statement of income for the year ended December 31, 1999 combines the statement of income for that period of TXU Europe with the statement of income for the year ended March 31, 2000 of Norweb Energi. The unaudited condensed consolidated pro forma statement of income for the six months ended June 30, 2000 combines the unaudited statement of income of TXU Europe for the six months ended June 30, 2000 with the
unaudited statement of income of Norweb Energi for the same period.   The
results of Norweb Energi for the three months ended March 31, 2000 have been included in both pro forma periods due to the difference in timing of year ends and the lack of availability of any more recent financial information for Norweb Energi.

     The unaudited condensed consolidated pro forma balance sheet as of June 30, 2000 is presented as if the acquisition had occurred on that date. The unaudited condensed consolidated pro forma statements of income for the twelve months ended December 31, 1999 and for the six months ended June 30, 2000 assume that the acquisition occurred at the beginning of the earliest period presented.

     The fair valuation adjustments at acquisition date are based on economic factors existing at that time, and those valuations have been used in preparing the pro forma financial statements to reflect the impact of transactions and valuations on historical financial statements. Actual economic conditions in existence at January 1, 1999 may have resulted in different valuation adjustments to the pro forma statements of income for the periods presented if the acquisition had actually taken place at that time.

     The unaudited condensed consolidated pro forma financial statements should be read in conjunction with the historical consolidated financial statements of TXU Europe included in TXU Europe's Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2000. The operations of TXU Europe and Norweb are affected by seasonal weather patterns. The unaudited condensed consolidated pro forma statements of income are not necessarily indicative of the financial results that would have occurred had the above-described events been consummated on the indicated dates, nor are they necessarily indicative of future financial results. In addition, the unaudited condensed consolidated pro forma statement of income for the six months ended June 30, 2000 may not be indicative of a full year's results.

     The unaudited condensed consolidated pro forma statements of income do not reflect any operating efficiencies and annual cost savings TXU Europe or Norweb Energi may achieve as a result of the acquisition.

                                    TXU EUROPE LIMITED
                 UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                      JUNE 30, 2000
                                 (POUND STERLING MILLION)


                                             Norweb
                               TXU Europe    Energi        US
                               Historical  Historical     GAAP       Pro Forma      Consolidated
                                (US GAAP)   (UK GAAP)  Adjustments  Adjustments      Pro Forma
                               ----------  ----------  -----------  -----------     ------------
                                                           (a)

Property, plant and
  equipment - net . . . . . .    2,713.0      5.0             -          (3.1) (d)     2,714.9

Goodwill. . . . . . . . . . .    3,381.0        -             -         647.1  (b)     4,028.1

Restricted cash and other
  investments . . . . . . . .    1,427.0        -             -             -          1,427.0

Current assets
   Cash and cash
     equivalents. . . . . . .      382.0        -             -        (149.4) (i)       232.6
   Accounts receivable. . . .      380.0    136.1             -             -            516.1
   Inventories. . . . . . . .      111.0      1.1             -             -            112.1
   Prepayments. . . . . . . .       63.0        -             -             -             63.0
   Other current assets . . .       92.0        -             -             -             92.0
                                ---------  -------        -------     --------        ---------
      Total current assets. .    1,028.0    137.2             -        (149.4)         1,015.8

Other assets. . . . . . . . .      647.0        -           1.2             -            648.2
                                ---------  -------        -------     --------        ---------

         Total. . . . . . . .    9,196.0    142.2           1.2         494.6          9,834.0


Capitalization:

   Common stock equity. . . .    1,774.0     49.9           3.0         (52.9) (b)     1,774.0
   Preferred securities of
     subsidiary perpetual
     trust. . . . . . . . . .       95.0        -             -              -            95.0
   Minority interest. . . . .      253.0        -             -              -           253.0
   Long-term debt, less
     amounts due currently. .    4,544.0        -             -         165.0  (i)     4,709.0
                                ---------  -------        -------     --------        ---------

   Total capitalization . . .    6,666.0     49.9           3.0         112.1          6,831.0

Current liabilities
   Notes payable -term
     loans. . . . . . . . . .      581.0        -             -             -            581.0
   Long-term debt due
     currently. . . . . . . .      324.0        -             -             -            324.0
   Accounts payable . . . . .      470.0     67.8             -             -            537.8
   Other current
     liabilities. . . . . . .      396.0     24.5             -           8.2   (e)      447.1
                                                                          5.0   (f)
                                                                         13.4   (f)
                                ---------  -------        -------     --------        ---------
   Total current
    liabilities . . . . . . .    1,771.0     92.3             -          26.6          1,889.9

Deferred income taxes . . . .      453.0        -          (1.8)       (148.7) (b)       302.5

Other deferred credits
  and noncurrent liabilities.      306.0        -             -         484.6  (c)       810.6
                                                                         20.0  (f)
                                ---------  -------        -------     --------        ---------

         Total. . . . . . . .    9,196.0    142.2           1.2         494.6          9,834.0
                                =========  =======        =======     ========        =========

[FN]
See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                                    TXU EUROPE LIMITED
          UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME FOR THE
                                        YEAR ENDED
                                    DECEMBER 31, 1999
                                 (POUND STERLING MILLION)


                              TXU          Norweb         US
                             Europe        Energi        GAAP         Pro Forma     Consolidated
                            Historical   Historical   Adjustments   Adjustments     Pro Forma
                            ----------   ----------   -----------   -----------     ------------
                                                          (a)
Operating revenues. . . .    3,753.0      1,097.6           -                -           4,850.6

Operating expenses. . . .    3,210.0      1,047.2           -            (71.3) (c)      4,217.0
                                                                          (0.6) (d)
                                                                          31.7  (h)
                            ---------    ---------      ------         --------         ----------
    Operating income. . .      543.0         50.4           -             40.2             633.6


Other income. . . . . . .        8.0            -           -                -               8.0
                            ---------    ---------      ------         --------         ----------
Income before interest,
  income taxes,
  and minority interest .      551.0         50.4           -             40.2             641.6

Interest income . . . . .       63.0          3.4           -             (7.6) (i)         58.8

Interest expense. . . . .      347.0            -           -             36.3  (i)        383.3
                            ---------    ---------      ------         --------         ----------
Income before income
  taxes and
  minority interest . . .      267.0         53.8           -             (3.7)            317.7


Income tax expense. . . .      111.0         18.2        (2.1)             8.4  (j)        135.5
                            ---------    ---------      ------         --------         ----------
Income before minority
  interest. . . . . . . .      156.0         35.6         2.1            (12.1)            181.6

Minority interest . . . .       18.0            -           -                -              18.0
                            ---------    ---------      ------         --------         ----------
Net income. . . . . . . .      138.0         35.6         2.1            (12.1)            163.6
                            =========    =========      ======         ========         ==========



[FN]
See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                                  TXU EUROPE LIMITED
         UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME FOR THE
                                    SIX MONTHS ENDED
                                     JUNE 30, 2000
                                (POUND STERLING MILLION)




                               TXU          Norweb         US
                              Europe        Energi        GAAP         Pro Forma     Consolidated
                             Historical   Historical   Adjustments   Adjustments     Pro Forma
                             ----------   ----------   -----------   -----------     ------------
                                                           (a)
Operating revenues. . . . .   1,972.0        537.3           -                -           2,509.3

Operating expenses. . . . .   1,745.0        503.1           -            (44.5) (c)      2,219.2
                                                                           (0.3) (d)
                                                                           15.9  (h)
                             ---------    ---------      ------         --------         ----------
    Operating income. . . .     227.0         34.2           -             28.9             290.1


Other income. . . . . . . .      44.0            -           -                -              44.0
                             ---------    ---------      ------         --------         ----------
Income before interest,
  income taxes, distributions
  and minority interest . .     271.0         34.2           -             28.9             334.1

Interest income . . . . . .      32.0          1.6           -             (4.3) (i)         29.3

Interest expense. . . . . .     180.0            -           -             17.7  (i)        197.7
                             ---------    ---------      ------         --------         ----------
Income before income
  taxes, distributions,
  and minority interest . .     123.0         35.8           -              6.9             165.7

Income tax expense. . . . .      49.0         11.4        (0.7)             6.8  (j)         66.5
                             ---------    ---------      ------         --------         ----------
Income before distributions
  and minority interest . .      74.0         24.4         0.7              0.1              99.2

Distributions on preferred
  securities of subsidiary
  perpetual trust . . . . .       3.0            -           -                -               3.0

Minority interest . . . . .      12.0            -           -                -              12.0
                             ---------    ---------      ------         --------         ----------
Net income. . . . . . . . .      59.0         24.4         0.7              0.1              84.2
                             =========    =========      ======         ========         ==========


[FN]

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                             TXU EUROPE LIMITED
       NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL
                                STATEMENTS



 (a) Represents adjustments to US GAAP:

Adjustment to pensions for the estimated excess of fair value of pension plan assets over projected benefit obligation at acquisition for the employees of Norweb Energi before employee severance program (see Note 1) - pound 1.2 million (pound 0.8 million after tax). Annual pension adjustment applicable to the remaining employees is less than pound 100 thousand for the twelve and six month periods.

Adjustment to deferred taxes for application of the full provision method on temporary differences between book and tax values - pound 2.2 million.

 (b) Represents the excess of cost over the fair value assigned to net assets acquired (goodwill), which is to be amortized over 20 years. The excess amount is summarized below (amounts in pound million):


Net assets of Norweb Energi acquired (adjusted to US GAAP):

  Net assets at June 30, 2000 . . . . . . . . . . . . . . .      52.9

Fair value adjustments for purchase accounting:

  Valuation of out-of-the money power purchase
    agreements (see Note c) . . . . . . . . . . . . . . . .    (484.6)

  Adjustment to property, plant & equipment
    See Note d) . . . . . . . . . . . . . . . . . . . . . .      (3.1)

  Employee severance program and other costs to
    exit certain activities of Norweb Energi (see Note e). .     (8.2)

  Less deferred income tax  effects. . . . . . . . . . . . .    148.7
                                                             ---------

        Fair Value of Assets Acquired. . . . . . . . . . . .   (294.3)
                                                             ---------

Total consideration (including estimated costs of acquisition):

   TXU Europe purchase price (see Note f). . . . . . . . . .    352.8
                                                             ---------

Estimated goodwill . . . . . . . . . . . . . . . . . . . .     647.1
                                                             =========

Pro forma purchase price adjustments:


(c) Represents a liability for the fair value adjustments for unfavorable power purchase agreements of pound 465.1 million and pound 19.5 million for related contracts for differences. Amounts to be utilized by these purchase accounting adjustments as a reversal of operating expenses for electricity purchases are estimated to be pound 71.3 million for the year (pound 44.5 million for the six months.) These adjustments have been made to adjust the basis of these unfavorable contracts to fair values prevailing at the date of acquisition.

(d) Fair value adjustments to property, plant and equipment are pound 3.1 million. Adjustments to depreciation expense are pound 0.6 million for the twelve months (pound 0.3 million for six months). These adjustments reflect a reduction to the previous book amount of fixed assets to reflect differences in expected utilization of properties following acquisition.

(e) Represents additional liabilities accrued at acquisition in connection with an exit plan to close certain facilities of Norweb Energi and initiate an employee severance program. Shortly after the acquisition date, management of TXU Europe evaluated and implemented a plan to terminate employment of 260 of the 300 employees of Norweb Energi. In addition, management decided to close the offices of Norweb Energi and relocate the remaining employees to other facilities. The accrued liabilities related to the exit plan include the estimated redundancy costs (severance benefits) and costs to close and sublease the former office facilities of Norweb Energi. TXU Europe expects the main parts of this plan will be completed within a year from the acquisition date.


                                              (pound sterling million)

(1) Redundancy costs . . . . . . . . . . . . . .       6.9

(2) Other exit costs . . . . . . . . . . . . . .       1.3
                                                     ------

         Total . . . . . . . . . . . . . . . . .       8.2
                                                     ======



(f)  Cost of acquisition:

                                              (pound sterling million)

  Cash purchase price for electric and gas
    supply business . . . . . . . . . . . . . . . .    310.0

  Payments for fixed assets and movements in
    working capital . . . . . . . . . . . . . . . .     29.4

  Estimated costs of acquisition (see Note g) . . .     13.4
                                                      -------

      Total . . . . . . . . . . . . . . . . . . . .    352.8
                                                      =======


The primary assets being purchased are the supply contracts for gas and electricity customers, represented by Norweb Energi's working capital. The negotiated initial price paid at August 3, 2000 was for working capital as of the latest billing period, July 23, 2000, and following that date TXU Europe would receive all cash and make all payments on the transferred working capital balance. An additional interim payment of pound 4.4 million was made on August 10, 2000 to reflect the changes in working capital up to the August 3 acquisition date. Also in connection with the acquisition, TXU Europe entered into an arrangement with Norweb plc for the grant of a license with respect to certain fixed assets, primarily information technology assets. Payments in respect of this license, consisting of a series of five annual payments of pound 5 million from TXU Europe Group to Norweb plc, are considered as part of the overall consideration for the purchase. The first payment is due November 1, 2000. These payments are considered to be a finance (capital) lease for accounting purposes, although the fair value of the leased assets was immaterial as of the acquisition date.

(g) Represents estimated costs associated with the acquisition. Estimated direct expenses incurred by TXU Europe as a result of the acquisition for stamp duty (pound 9.8 million) and financial advisory, legal, accounting and other payments and expenses (pound 3.6 million) aggregated pound 13.4 million and are included in adjustments to goodwill.

(h) Amortization of goodwill:

                                                 (pound sterling million)

Estimated goodwill. . . . . . . . . . . . . . . . .      647.1

Less estimated increase in Norweb Energi net
  assets to August 3, 2000. . . . . . . . . . . . .      (13.1)
                                                       --------
Total goodwill to be amortized. . . . . . . . . . .      634.0
                                                       ========
Annual amortization over 20 years . . . . . . . . .       31.7
                                                       ========
Amortization for six month period . . . . . . . . .       15.9
                                                       ========



(i) The net cost of the acquisition was financed as follows: pound 115 million through an existing joint sterling-denominated credit facility among TXU Europe, one of its subsidiaries, Chase Manhattan plc, Lehman Brothers International (Europe), Merrill Lynch Capital Corporation, and a group of other banking institutions; pound 50 million through an existing short-term line of credit with Bayerische Landesbank; and the remainder, including an additional pound 4.4 million payment for changes in working capital up to acquisition date, through cash on hand. The borrowings used to finance the acquisition bear interest at variable rates.




                                                Annual       Six Months
                                  Amount       Interest      Interest

                                       (pound sterling million)

Increase in bank borrowings
  (at a weighted
  average rate of 6.30%). . . . .  165.0         10.4          5.2

Decrease in actual interest
  income on temporary
  cash investments (at a
  weighted average rate of
  5.12% for 1999 and 5.78% for
  the six month period). . . . .   149.4         (7.6)        (4.3)






Interest imputed on the present value of power purchase contracts, based on an estimated rate of 6.0%, is pound 25.9 million for the twelve month period (pound 12.5 million for the six month period).

The total pro forma increase to interest expense resulting from interest related to the additional bank borrowings and power purchase contracts for the twelve month period is pound 36.3 million (pound 17.7 million for the six month period).

A change of 1/8% in the variable interest rate on the borrowings used to partially finance the acquisition of Norweb Energi would cause interest expense to change by pound 0.2 million for the twelve month period (pound 0.1 million for the six month period).

(j) Represents taxes on adjustments (excluding goodwill amortization) at the effective tax rate of 30%.

Unaudited Pro Forma Financial Information of Norweb Energi for the Six Months Ended June 30, 2000

     Norweb Energi's year ends on March 31. For purposes of presenting a consolidated pro forma statement of income for the six months ended June 30, 2000 reflecting the acquisition, the statement of income for Norweb Energi for that period includes the three months ended June 30, 2000 combined with a statement of income for the three months ended March 31, 2000 as shown below. The results for the three months ended March 31, 2000 are also included in Norweb Energi's statement of income for the twelve months ended March 31, 2000. This duplication of information in the six-month period has been presented solely as a means of providing information for Norweb Energi for a period consistent with that of TXU Europe.

     Certain reclassifications have been made to conform Norweb Energi's financial statements to TXU Europe's presentation.


                                         NORWEB ENERGI
                                --------------------------------------------------
                                Three Months      Three Months        Six Months
                                   Ended             Ended               Ended
                                June 30, 2000     March 31, 2000     June 30, 2000

                                               (pound sterling million)
                                                    (Unaudited)
Operating revenues . . . . . . .      210.4            326.9             537.3

Operating expenses . . . . . . .      190.7            312.4             503.1
                                    -------          --------          --------
    Operating income . . . . . .       19.7             14.5              34.2

Other income (deductions). . . .          -                -                 -
                                    -------          --------          --------

Income before interest and
 income taxes. . . . . . . . . .       19.7             14.5              34.2

Interest income. . . . . . . . .        0.9              0.7               1.6
                                    -------          --------          --------
Income before income taxes . . .       20.6             15.2              35.8

Income tax expense . . . . . . .        6.3              5.1              11.4
                                    -------          --------          --------

Net income . . . . . . . . . . .       14.3             10.1              24.4
                                    =======          ========          ========

                              SIGNATURE



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              TXU EUROPE LIMITED

                                 By:    /s/Scott R. J. Longhurst
                                       -------------------------------
                                 Name:   Scott R. J. Longhurst
                                 Title:   Principal Accounting Officer


Date:     October 16, 2000